LightPath Technologies to Highlight Molded Aspheric Lenses at the OPTATEC Conference

LightPath Technologies Will Be Showcasing Its Molded Aspheric Lenses at the OPTATEC Trade Fair in Frankfurt, Germany From June 15th - 18th

ORLANDO, FL -- (Marketwire - June 01, 2010) - LightPath Technologies, Inc. (NASDAQ: LPTH) will be joining its European Distributor, AMS Technologies, in presenting the latest developments in Molded Aspheric optics at the OPTATEC Trade Fair in Frankfurt, Germany from June 15th - 18th in Hall 3.0, Booth F40.

LightPath's CEO Jim Gaynor commented, "LightPath Technologies is making continuing investments in our core product line of molded aspheric lenses and we are excited about the opportunity to highlight our technical achievements at this conference. We believe that molding aspheric lenses is a strategic technology that enables the development of a wider market for high performance industrial tooling and biomedical optics."

OPTATEC is an international trade fair for future optical technologies, components, systems and manufacturing. In 2010, the focus will be on trend topics including fiber optics, photo-voltaics, safety technology, LED technology and medical technology.

Information about the OPTATEC Conference can be found on the web at http://www.optatec-messe.com

About LightPath Technologies

LightPath manufactures optical products including precision molded aspheric optics, GRADIUM® glass products, proprietary collimator assemblies, laser components utilizing proprietary automation technology, higher-level assemblies and packing solutions. LightPath has a strong patent portfolio that has been granted or licensed to us in these fields. LightPath common stock trades on the Nasdaq Capital Market under the stock symbol LPTH. For more information visit www.lightpath.com

This news release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

GRADIUM® is a registered trademark of LightPath Technologies

Contact:
Ray Pini
Director of Marketing
LightPath Technologies, Inc.
Phone: +1-407-382-4003 x336
Email: rpini@lightpath.com
Internet: www.lightpath.com